                          PLAN AND AGREEMENT OF MERGER
                                 BY AND BETWEEN
                               U.S. REALTEL, INC.,
                             AN ILLINOIS CORPORATION
                                       AND
                               U.S. REALTEL, INC.,
                             A DELAWARE CORPORATION


     THIS PLAN AND AGREEMENT OF MERGER is made by and between U.S. RealTel, Inc., an Illinois corporation (the "TERMINATING CORPORATION"), and U.S. RealTel, Inc., a Delaware corporation (the "SURVIVING CORPORATION"), pursuant to Section 11.35 of the Illinois Business Corporation Act of 1983, as amended, and Section 252 of the Delaware General Corporation Law.

                                    RECITALS

     A. The Terminating Corporation is authorized to issue 50,000,000 shares of Common Stock, $0.001 par value per share, of which 6,442,808 shares are issued and outstanding as of February 14, 2000.

     B. The Surviving Corporation is authorized to issue 50,000,000 shares of Common Stock, $0.001 par value per share, of which ten (10) shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.001 par value per share, none of which are issued and outstanding.

     C. The respective Boards of Directors of the Terminating Corporation and the Surviving Corporation have determined that it is in the best interests of Terminating Corporation and the Surviving Corporation to merge the Terminating Corporation with and into the Surviving Corporation (the "MERGER") on the terms and conditions herein contained in order to create a single corporation organized under the laws of the State of Delaware.

                              TERMS AND CONDITIONS

     NOW, THEREFORE, the parties to this Plan and Agreement of Merger, in consideration of the premises, mutual covenants, agreements and provisions herein contained, do hereby agree to and prescribe the terms and conditions of the Merger and the mode of carrying the same into effect as follows:

     1. MERGER. The Terminating Corporation shall be merged with and into the Surviving Corporation.

     2. EFFECTIVE DATE. The Merger shall become effective on the date on which Articles of Merger are filed with the Secretary of State of Illinois (the "EFFECTIVE DATE").

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     3.   SURVIVING CORPORATION. The Surviving Corporation shall survive the
Merger and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of the Terminating Corporation shall cease forthwith upon the Effective Date.

     4. AUTHORIZED CAPITAL. The authorized capital stock of the Surviving Corporation following the Effective Date will be 50,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share, unless and until such authorized capital shall be changed in accordance with the laws of the State of Delaware.

     5. CERTIFICATE OF INCORPORATION. The current Certificate of Incorporation of the Surviving Corporation shall continue to be the Surviving Corporation's Certificate of Incorporation following the Effective Date, unless and until the same shall be otherwise amended or repealed in accordance with the provisions thereof and in accordance with the laws of the State of Delaware.

     6. BYLAWS. The current Bylaws of the Surviving Corporation shall be the Bylaws of the Surviving Corporation following the Effective Date unless and until the same shall be otherwise amended or repealed in accordance with the provisions thereof and of the Surviving Corporation's Certificate of Incorporation and in accordance with the laws of the State of Delaware.

     7. DIRECTORS AND OFFICERS. The officers and directors of the Terminating Corporation shall, from and after the Effective Date, be the officers and directors of the Surviving Corporation until their successors have been duly elected or appointed and qualify or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     8. CONVERSION OF OUTSTANDING SHARES OF TERMINATING CORPORATION. The manner and basis of converting the outstanding shares of capital stock of the Terminating Corporation into shares of the Surviving Corporation shall be as follows:

          As of the Effective Date, by virtue of the Merger and without any further action on the part of the Surviving Corporation, the Terminating Corporation, or the holders thereof:

          (i) Each share of Common Stock of the Surviving Corporation outstanding immediately prior to the Effective Date shall be canceled; and

          (ii) Each share of Common Stock of the Terminating Corporation outstanding immediately prior to the effective Date shall be cancelled and converted into the right to receive from Surviving Corporation one fully paid and non-assessable share of the Common Stock of the Surviving Corporation, par value of $0.001 per share.


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     9.   TRANSFER OF TANGIBLE AND INTANGIBLE PROPERTY INTERESTS UPON THE
EFFECTIVE DATE. Immediately upon the Effective Date, without limiting the force and effect of any applicable provisions of the Illinois Business Corporation Act of 1983, as amended (the "ILLINOIS ACT"), or of the Delaware General Corporation Law, as amended (the "DELAWARE ACT"), with respect to the legal effect of the Merger, all the real and personal property rights and interests, privileges, franchises, patents, trade secrets, confidential information, trademarks, licenses, registrations and all other legal rights and assets of every kind and description of the Terminating Corporation, whether tangible or intangible, shall be automatically transferred to, vested in and devolve upon the Surviving Corporation without further act or deed; and all property, rights and every other interest of the Surviving Corporation and of the Terminating Corporation shall be as effectively the property of the Surviving Corporation as they theretofore were of the Surviving Corporation and the Terminating Corporation, respectively. The Terminating Corporation and its directors and officers hereby agree from time to time as and when requested by the Surviving Corporation or by its successors and assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other actions as the Surviving Corporation may deem necessary or desirable in order to vest in, and confirm to, the Surviving Corporation, title to and possession of any and all property of the Terminating Corporation acquired or to be acquired by the Surviving Corporation by reason or as a result of the Merger and otherwise to carry out all of the intents and purposes hereof. The officers and directors of the Terminating Corporation and the officers and directors of the Surviving Corporation are hereby fully authorized in the name of the Terminating Corporation and the Surviving Corporation, respectively, to take any and all such actions on behalf of the respective corporations to effect the Merger.

     10. ASSUMPTION OF CONTRACTS; STOCK PLANS. Immediately upon the Effective Date, without limiting the force and effect of any applicable provisions of the Illinois Act, or of the Delaware Act, with respect to the legal effect of the Merger, all of the contracts, agreements, instruments and obligations to which the Terminating Corporation is a party or by which it is bound shall be automatically assumed by and become binding upon the Surviving Corporation. Without limiting the generality of the foregoing, the Surviving Corporation shall satisfy all obligations on the part of the Terminating Corporation to issue securities to holders of options or rights to purchase such securities by means of granting or issuing of options or rights to purchase substantially equivalent securities of the Surviving Corporation as provided in Section 8(ii) above. In addition, the Surviving Corporation, and by their approval hereof, its stockholders, hereby adopt and approve each of the Terminating Corporation's equity compensation and nonmandatory employee benefit plans (the "PLANS") which Plans shall have terms, conditions and provisions on the Effective Date which are substantially identical to those in effect for the Terminating Corporation immediately prior to the Effective Date, excepting only that appropriate references to equity securities of the Surviving Corporation shall be substituted throughout the text of such plans wherever there were previously references to equity securities of the Terminating Corporation.

     11. REPRESENTATIONS OF THE TERMINATING CORPORATION AND THE SURVIVING CORPORATION. The Terminating Corporation and the Surviving Corporation each hereby represents and warrants that (i) it is not a party, jointly or severally, to any contract or agreement, the terms of which


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would be violated or breached by it upon execution and consummation of this
Plan and Agreement of Merger, or (ii) appropriate waivers of all such agreements have been obtained. In addition, the Terminating Corporation and the Surviving Corporation each hereby represents and warrants that this Plan and Agreement of Merger is enforceable against each of the respective corporations in accordance with its terms.

     12. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Terminating Corporation and of the Surviving Corporation contained in this or any other instrument delivered by or on behalf of any of them are true and correct now, and will be true and correct on the Effective Date with the same force and effect as if made on and as of said date.

     13. ENTIRE AGREEMENT. This Plan and Agreement of Merger constitutes the entire agreement by and between the parties hereto with respect to the matters herein contemplated. This Plan and Agreement of Merger supersedes all previous agreements, negotiations and commitments in respect thereto. This Plan and Agreement of Merger shall not be changed or modified in any manner, except by mutual consent in a writing of subsequent date signed by the duly authorized representatives of each party hereto.

     14. FURTHER ASSURANCES. Following the receipt of all required approvals of this Plan and Agreement of Merger by the respective stockholders of the parties, as applicable, each of the parties hereto shall immediately execute and deliver to the other party hereto and file with appropriate governmental authorities such instruments as may be reasonably required in connection with the consummation of the Merger contemplated hereby.

     15. BINDING EFFECT. This Plan and Agreement of Merger shall be binding upon and inure to the benefit of all the parties hereto and their respective successors in interest.

     16. MISCELLANEOUS. Paragraph headings do not form a part of this Plan and Agreement of Merger, but are for convenience of reference only and shall not limit or affect in any way the meaning or interpretation hereof. The failure of either party to enforce any of the provisions hereof shall not waive or limit the right of such party thereafter to strictly enforce such provision, or of the right of such party thereafter to enforce each and every provision hereof.

     17. REVOCABILITY OF PLAN AND AGREEMENT. Anything herein or elsewhere to the contrary notwithstanding, this Plan and Agreement of Merger may be terminated and abandoned either by the Board of Directors of the Terminating Corporation or by the Board of Directors of the Surviving Corporation at any time prior to the date of filing. Without limiting the generality of the foregoing, this Plan and Agreement of Merger may be terminated and abandoned by the Board of Directors, in its sole discretion, of the Terminating Corporation if any shareholder of the Terminating Corporation retains his or her or its dissenters' rights immediately prior to the Effective Date.


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

     IN WITNESS WHEREOF, the Terminating Corporation and the Surviving Corporation, respectively, have caused this Plan and Agreement of Merger to be executed and delivered by their respective executive officers, thereunto duly authorized, effective as of this 14th day of March, 2000.



ATTEST:                             U.S. RealTel, Inc., an Illinois corporation



  /s/ Craig M. Siegler              By:   /s/ Jordan E. Glazov
  -----------------------------        ----------------------------------------
 Craig M. Siegler, Secretary                  Jordan E. Glazov, President



ATTEST:                             U.S. RealTel, Inc., a Delaware corporation



  /s/ Craig M. Siegler              By:   /s/ Jordan E. Glazov
  ------------------------------       ----------------------------------------
  Craig M. Siegler, Secretary                 Jordan E. Glazov, President


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